                                                                    EXHIBIT 21.1


                        SUBSIDIARIES OF THE REGISTRANT

    NAME OF SUBSIDIARY                            STATE OF INCORPORATION
    ------------------                            ----------------------
    Mortgage Portfolio Services, Inc.             Texas
    CARS USA, Inc.                                California
    NAFCO, Inc.                                   Delaware